As filed with the Securities and Exchange Commission on March 24, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VONAGE HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	11-3547680
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

23 Main Street Holmdel, New Jersey	07733
(Address of principal executive offices)	(Zip Code)

Vonage Holdings Corp. 2001 Stock Incentive Plan

Vonage Holdings Corp. 2006 Incentive Plan

(Full title of the plan)

Kimberly L. Roberts

Senior Securities Counsel

Vonage Holdings Corp.

23 Main Street

Holmdel, New Jersey 07733

(Name and address of agent for service)

(732) 528-2600

(Telephone number, including area code, of agent for service)

Copies to:

Richard L. Cohen, Esq.

Duane Morris LLP

30 South 17th Street

Philadelphia, PA 19103

(215) 979-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

This Amendment No. 1 is being filed to reflect that the number of shares of common stock, par value $0.001 per share, of Vonage Holdings Corp. covered by this Registration Statement is increased from 44,058,743 to 67,456,871.

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price(2)	Proposed maximum aggregate(2)	Amount of registration fee
Common Stock, par value $0.001 per share	23,398,128 shares	$4.00	$93,592,512	$10,866.09

(1)	This Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-136227) covers an additional 23,398,128 shares (the “Additional Shares”) of common stock, par value $0.001 per share (“Common Stock”) of Vonage Holdings Corp. (the “Registrant”) for offer or sale under the Registrant’s 2001 Stock Incentive Plan (the “2001 Plan”) or the Registrant’s 2006 Incentive Plan (the “2006 Plan”). An aggregate of 67,456,871 shares of the Registrant’s Common Stock have been or may be issued under the 2001 Plan and the 2006 Plan. Of the 67,456,871 shares, 44,058,743 shares were previously registered (the “Previously Registered Shares”) under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to the Registrant’s Registration Statement on Form S-8 (File No. 333-136227). The registration fee for the Additional Shares is $10,866.09. The Registrant previously paid the registration fee for the Previously Registered Shares. Pursuant to Rule 416 under the Securities Act, this Registration Statement also covers such additional shares as may hereafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.
(2)	Estimated solely for purposes of computing the registration fee pursuant to Rules 457(c) and (h) under the Securities Act based upon the average of the high and low prices of the Registrant’s common stock on March 18, 2011 as quoted on the New York Stock Exchange.

EXPLANATORY NOTE

Vonage Holdings Corp. (the “Registrant”) previously filed a Registration Statement on Form S-8 (File No. 333-136227) (the “Prior Registration Statement”) relating to the Registrant’s 2001 Stock Incentive Plan (the “2001 Plan”) and the Registrant’s 2006 Incentive Plan (the “2006 Plan”). Under the Prior Registration Statement, the Registrant originally registered an aggregate of 44,058,743 shares of common stock, par value $0.001 per share (“Common Stock”) to be offered and sold under the 2001 Plan or the 2006 Plan, as applicable.

This Amendment No. 1 to the Registration Statement on Form S-8 (this “Amendment No. 1”) is filed pursuant to General Instruction E of Form S-8 and relates to the Prior Registration Statement. Except for the changes set forth herein, the contents of the Prior Registration Statement, including each of the documents filed with the Securities and Exchange Commission (the “Commission”), are incorporated by reference herein. In addition, all exhibits required by General Instruction E of Form S-8 are filed as exhibits hereto.

The Board of Directors approved an amendment and restatement (the “Amendment”) to the 2006 Plan to, among other things, increase the number of shares available for the grant of awards under the 2006 Plan. The Amendment was subject to stockholder approval. On June 3, 2010, the Amendment was approved by stockholders at the Registrant’s annual meeting of stockholders. The Registrant has filed this Amendment No. 1 to the Registrant’s Prior Registration Statement to register under the Securities Act of 1933, as amended, the offer and sale pursuant to the 2001 Plan or the 2006 Plan of an additional 23,398,128 shares of Common Stock not previously registered. Following this amendment, an aggregate of 67,456,871 shares of Common Stock will be registered under this Registration Statement on Form S-8, as amended.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

See Exhibit Index.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Holmdel, State of New Jersey, on March 24, 2011.

VONAGE HOLDINGS CORP.

By	/s/ Barry L. Rowan
Barry L. Rowan
Executive Vice President, Chief Financial Officer,
Chief Administrative Officer and Treasurer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Henry Pickens, Kimberly L. Roberts and Kurt M. Rogers, signing singly, the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including, without limitation, post-effective amendments to this Registration Statement), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities with the Registrant indicated, on the dates indicated.

Signature	Title	Date

/s/ Marc P. Lefar Marc P. Lefar	Director and Chief Executive Officer (Principal Executive Officer)	March 24, 2011

/s/ Barry L. Rowan Barry L. Rowan	Executive Vice President, Chief Financial Officer, Chief Administrative Officer and Treasurer (Principal Financial Officer and Accounting Officer)	March 24, 2011

/s/ Jeffrey A. Citron Jeffrey A. Citron	Director, Chairman	March 24, 2011

/s/ Peter Barris Peter Barris	Director	March 24, 2011

/s/ Morton David Morton David	Director	March 24, 2011

/s/ Michael Krupka Michael Krupka	Director	March 24, 2011

/s/ J. Sandford Miller J. Sandford Miller	Director	March 24, 2011

/s/ Jeffrey J. Misner Jeffrey J. Misner	Director	March 24, 2011

/s/ David C. Nagel David C. Nagel	Director	March 24, 2011

/s/ John J. Roberts John J. Roberts	Director	March 24, 2011

/s/ Carl Sparks Carl Sparks	Director	March 24, 2011

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Restated Certificate of Incorporation of Vonage Holdings Corp. (previously filed as Exhibit 3.1 to Vonage Holdings Corp.’s Quarterly Report on Form 10-Q (File No. 001-32887) filed with the Commission on August 4, 2006, and incorporated herein by reference).

4.2	Second Amended and Restated By-laws of Vonage Holdings Corp. (previously filed as Exhibit 3.1 to Vonage Holding Corp.’s Current Report on Form 8-K (File No. 001-32887) filed with the Commission on August 4, 2008 and incorporated herein by reference).

4.3	Form of Certificate of Vonage Holdings Corp. Common Stock (previously filed as Exhibit 4.1 to Amendment No. 5 to Vonage Holdings Corp.’s Registration Statement on Form S-1 (Registration No. 333-131659) filed with the Commission on May 8, 2006, and incorporated herein by reference).

4.4	2001 Stock Incentive Plan of Vonage Holdings Corp. (previously filed as Exhibit 10.1 to Amendment No. 1 to Vonage Holdings Corp.’s Registration Statement on Form S-1 (Registration No. 333-131659) filed with the Commission on April 7, 2006, and incorporated herein by reference).

4.5	Vonage Holdings Corp. Amended and Restated 2006 Incentive Plan (previously filed as Exhibit 10.1 to Vonage Holdings Corp.’s Current Report on Form 8-K (File No. 001-32887) filed with the Commission on June 9, 2010 and incorporated herein by reference).

5*	Opinion of Duane Morris LLP

23.1*	Consent of BDO USA, LLP

23.2*	Consent of Duane Morris LLP (contained in Exhibit 5.1)

24*	Power of Attorney (included on signature pages of this Registration Statement)

*	Filed herewith.